Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-263730) and Form S-8 (No. 333-218212, No. 333-211655, No. 333-209873, No. 333-202503 and No. 333-171082) of Targa Resources Corp. of our report dated March 25, 2022 relating to the financial statements of Lucid Energy Group II, LLC, which appears in this Current Report on Form 8-K.

/s/PricewaterhouseCoopers LLP

Dallas, Texas

October 11, 2022

1